UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2006

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006, Jim Kerrigan retired as the Chief Financial Officer and Secretary of Lantronix, Inc. (the “Company”) and Reagan Y. Sakai was appointed as Chief Financial Officer and Secretary of the Company.

Mr. Sakai, 47, has 25 years of financial and management experience. >From April 2005 to November 2006, Mr. Sakai served as Chief Financial Officer of HyPerformix Corporation, a later stage software company in the application performance and capacity management market. From October 2003 to April 2005, Mr. Sakai served as Chief Financial Officer of VIEO Corporation, an early-stage software company in the application service level management market. From May 1999 to January 2003, Mr. Sakai served as Chief Financial Officer of Crossroads Systems Corporation, a public data storage routing company. Mr. Sakai holds a BS in Finance and MBA in Marketing from the University of Colorado at Boulder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006	LANTRONIX, INC., a Delaware corporation

By:	/s/ Marc H. Nussbaum
Marc H. Nussbaum Chief Executive Officer